UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2010

ONCOGENEX PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1522 217th Place S.E. Bothell, Washington	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 686-1500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

OncoGenex Pharmaceuticals, Inc. (the “Company”) is filing this Amendment No. 1 to its current report on Form 8-K filed on June 14, 2010 to correct the final voting results for the 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) of the Company held on June 8, 2010 in respect of the proposal to approve the amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock of the Company to 25,000,000 (“Proposal No. 4”). The Company has been advised by a representative of Broadridge who served as the inspector of election for the 2010 Annual Meeting (the “Inspector of Election”) that the Final Report of the Inspector of Election that the Inspector of Election provided to the Company following the 2010 Annual Meeting setting forth the voting results for Proposal No. 4 was incorrect because it under reported the number of votes in favor of Proposal No. 4 and over reported the number of abstentions in respect of Proposal No. 4. The Inspector of Election has advised the Company that Proposal No. 4 passed by a higher margin than previously reported. The corrected voting results for Proposal No. 4 are as follows:

Proposal:	For	Against	Abstain	Broker Non-Vote
Certificate of Amendment	3,432,257	1,053,391	47,987	0

Proposal No. 4 remains approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.
(Registrant)
Date: August 5, 2010
	By:	/s/ Cameron Lawrence

Name: Cameron Lawrence
Title: Principal Financial Officer

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